Exhibit 10.26

FIRST AMENDMENT

TO LEASE AGREEMENT

STATE OF TEXAS	X
	X	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF TRAVIS	X

That this Amendment to the Lease Agreement is made as of the 26th day of June, 2019, between 522 Congress LP, Landlord, and Hippo Analytics Inc., Tenant;

WITNESSETH

WHEREAS, the Landlord and Tenant have executed that certain Lease Agreement on or about December 15th, 2017, covering approximately 8,722 rentable square feet (known as Suite 500) of office space on the fifth floor of the Scarbrough Building in Austin, Texas, located at 522 Congress Avenue; and

WHEREAS, the Landlord and Tenant desire to amend the Lease Agreement to provide for an extension of the Premises Lease Term;

NOW THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, the Landlord and Tenant agree that the Lease is amended as follows effective June 26, 2019:

1. Base Rent – “Base Rent” for Suite 500 shall be extended as shown below:

$30,843.89 per month for the period of February 1, 2021 to January 31, 2022

$31,769.21 per month for the period of February 1, 2022 to July 31, 2022

2. Condition of Premises - Tenant accepts the Premises on an “as-is” basis.

3. Landlord and Tenant ratify and affirm all terms and provisions of the Lease Agreement except as modified by the terms of this Amendment.

EXECUTED this 26th day of June, 2019.

LANDLORD:		TENANT:
522 Congress, LP		Hippo Analytics Inc.

By:	/s/ Sheldon David Kahn	By:	/s/ Rick McCathron
By:	Sheldon David Kahn	Name	Rick McCathron
Title:	Manager	Title:	Chief Insurance Officer
Date:	6/27/2019	Date:	6/25/2019